Exhibit 4.9
Execution Version
FIRST LIEN BRANDCO GUARANTEE AND SECURITY AGREEMENT

FIRST LIEN BRANDCO GUARANTEE AND SECURITY AGREEMENT dated as of May 7, 2020, between each of the subsidiaries of Revlon Consumer Products Corporation (the “Borrower”) identified under the caption “SUBSIDIARY GUARANTORS” on the signature pages hereto (individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”), and Jefferies Finance LLC, as the administrative agent for the Lenders party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and collateral agent for the First Lien Secured Parties under the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “First Lien Collateral Agent”).

WHEREAS, the Borrower, the Subsidiary Guarantors, the Lenders party thereto, the Administrative Agent, the First Lien Collateral Agent and the other Agents party thereto are parties to the BrandCo Credit Agreement dated as of the date hereof (as modified and supplemented and in effect from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Term B-1 Lenders, among others, to the Borrower;

WHEREAS, it is a condition precedent to the borrowings under the Credit Agreement that each Subsidiary Guarantor unconditionally guarantee the indebtedness and other obligations of the Borrower to the First Lien Secured Parties under or in connection with the Credit Agreement as set forth herein;

WHEREAS, each Subsidiary Guarantor, as a subsidiary of the Borrower, will derive substantial direct and indirect benefits from the making of the loans to the Borrower pursuant to the Credit Agreement (which benefits are hereby acknowledged by each Subsidiary Guarantor); and

WHEREAS, to induce such Term B-1 Lenders to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subsidiary Guarantors have agreed to guarantee the Guaranteed Obligations (as hereinafter defined) and to grant a security interest in the Collateral (as so defined) as security for the First Lien Obligations (as so defined);

Accordingly, the parties hereto agree as follows:

         Section 1. Definitions, Etc.

         1.01 Certain Uniform Commercial Code Terms. As used herein, the terms “Accession”, “Account”, “As-Extracted Collateral”, “Chattel Paper”, “Commodity Account”, “Commodity Contract”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Farm Products”, “Fixture”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Manufactured Home”, “Payment Intangible”, “Proceeds”, “Promissory Note”, “Record”, “Supporting Obligation”, “Software” and “Tangible Chattel Paper” have the respective meanings set forth in Article 9 of the NYUCC, and the terms “Certificated Security”, “Entitlement Holder”, “Financial Asset”, “Instruction”, “Securities Account”, “Security”, “Security Certificate”, “Security Entitlement” and “Uncertificated Security” have the respective meanings set forth in Article 8 of the NYUCC.

         1.02 Additional Definitions. In addition, as used herein:

         “Agreement” means this First Lien BrandCo Guarantee and Security Agreement, as the same may be amended, waived, supplemented or otherwise modified from time to time.

        First Lien BrandCo Guarantee and Security Agreement
LEGAL_US_E # 147951493.6

         “Collateral” has the meaning assigned to such term in Section 4.

         “Guaranteed Obligations” has the meaning assigned to such term in Section 2.01.

“Insurance” means all property and casualty insurance policies covering any or all of the Collateral (regardless of whether the Administrative Agent is the loss payee thereof).

         “Intellectual Property” has the meaning assigned to such term in the BrandCo Upper Tier Contribution Agreements.

         “Issuers” means the issuer of any equity securities hereafter owned by any Subsidiary Guarantor.

         “NYUCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Paid in Full” means: (a) termination or expiration of all commitments of the holders of the First Lien Obligations to extend credit or make loans or other credit accommodations to any of the Subsidiary Guarantors; (b) payment in full in cash of the principal of, premium, make-whole, fees and interest (including premium, make-whole, fees or interest accruing on or after the commencement of any bankruptcy proceeding, whether or not such premium, make-whole, fees or interest would be allowed in such bankruptcy proceeding) constituting the First Lien Obligations; and (c) payment in full in cash of all other amounts that are due and payable or otherwise accrued under the Loan Documents (including all First Lien Obligations), other than any contingent indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time.

“Pledged Shares” means, collectively, all Shares of any Issuer now or hereafter owned by any Subsidiary Guarantor, together in each case with (a) all certificates representing the same, (b) all Shares, securities, moneys or other property representing a dividend on or a distribution or return of capital on or in respect of the Pledged Shares, or resulting from a split-up, revision, reclassification or other like change of the Pledged Shares or otherwise received in exchange therefor, and any warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Shares, and (c) without prejudice to any provision of any of the Loan Documents prohibiting any merger or consolidation by an Issuer, all Shares of any successor entity of any such merger or consolidation.

“Receivable” means all Accounts and any other right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance. References herein to Receivables shall include any Supporting Obligation or collateral securing such Receivable.

“Shares” means shares of capital stock of a corporation, limited liability company interests, partnership interests and other ownership or equity interests of any class in any Person.

1.03 Terms Generally. Terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be

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construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in the Credit Agreement), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, supplemented or otherwise modified from time to time, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (g) the word “from” when used in connection with a period of time means “from and including” and the word “until” means “to but not including” and (h) references to days, months, quarters and years refer to calendar days, months, quarters and years, respectively.

         Section 2. Guarantee.

         2.01 The Guarantee. Whether at stated maturity, by acceleration or otherwise, including amounts that would become due but for the operation of the automatic stay under Debtor Relief Laws, the Subsidiary Guarantors jointly and severally guarantee to each of the First Lien Secured Parties and their respective successors and assigns the prompt and complete payment when due and performance by the Borrower and each other Guarantor of the First Lien Obligations. The foregoing obligation shall include all fees, indemnification payments, premium, make-whole and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing or existing to the Term B-1 Lenders or the Administrative Agent by the Borrower under the Credit Agreement and by any Loan Party under any of the Loan Documents, in each case strictly in accordance with the terms thereof. For the avoidance of doubt, the obligations under this Section 2 includes all interest, fees, premium, make-whole and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to the Borrower, whether or not such interest, fees, premium, make-whole or expenses are enforceable or allowed as a claim in such proceeding. All of the obligations in this Section 2.01 shall be collectively called the “Guaranteed Obligations”. The Subsidiary Guarantors further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise, including amounts that would become due but for the operation of the automatic stay under Debtor Relief Laws) any of the Guaranteed Obligations strictly in accordance with the terms of any document or agreement evidencing any such Guaranteed Obligations, including in the amounts, in the currency and at the place expressly agreed to thereunder, irrespective of and without giving effect to any law, order, decree or regulation in effect from time to time of the jurisdiction where the Borrower, any Subsidiary Guarantor or any other Person obligated on any such Guaranteed Obligations is located, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever. The Subsidiary Guarantors also jointly and severally agree that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full in cash when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

         2.02 Obligations Unconditional. Obligations of the Subsidiary Guarantors under Section 2.01 are primary, absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under the Credit Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations. To the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, the parties to this Agreement acknowledge and agree that the obligations of the Subsidiary Guarantors under this

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Agreement shall be absolute and unconditional, joint and several, under any and all circumstances and shall apply to any and all Guaranteed Obligations now existing or in the future arising. Without limiting the foregoing, each Subsidiary Guarantor agrees that:

         (a) Guarantee Absolute. The occurrence of any one or more of the following shall not affect the enforceability of this Agreement in accordance with its terms or affect, limit, reduce, discharge or terminate the liability of the Subsidiary Guarantors hereunder, or the rights, remedies, powers and privileges of any of the First Lien Secured Parties, under this Agreement:

         (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time, place or manner for any performance of or compliance with any of the Guaranteed Obligations shall be amended or extended, or such performance or compliance shall be waived;

         (ii) any of the acts mentioned in any of the provisions of the Credit Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted;

         (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Credit Agreement or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

         (iv) any lien or security interest granted to, or in favor of, any First Lien Secured Party as security for any of the Guaranteed Obligations shall be released or shall fail to be perfected;

         (v) any application by any of the First Lien Secured Parties of the proceeds of any other guaranty of or insurance for any of the Guaranteed Obligations to the payment of any of the Guaranteed Obligations;

(vi) any settlement, compromise, release, liquidation or enforcement by any of the First Lien Secured Parties of any of the Guaranteed Obligations;

(vii) the giving by any of the First Lien Secured Parties of any consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the corporate existence of, the Borrower or any other Person, or to any disposition of any Shares by the Borrower or any other Person;

(viii) any proceeding by any of the First Lien Secured Parties against the Borrower or any other Person or in respect of any collateral for any of the Guaranteed Obligations, or the exercise by any of the First Lien Secured Parties of any of their rights, remedies, powers and privileges under the Loan Documents, regardless of whether any of the First Lien Secured Parties shall have proceeded against or exhausted any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce this Agreement;

(ix) the entering into any other transaction or business dealings with the Borrower or any other Person; or

(x)  any combination of the foregoing.

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(b) Waiver of Defenses. The enforceability of this Agreement and the liability of the Subsidiary Guarantors and the rights, remedies, powers and privileges of the First Lien Secured Parties under this Agreement shall not be affected, limited, reduced, discharged or terminated, and each Subsidiary Guarantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of:

(i) the illegality, invalidity or unenforceability of any of the Guaranteed Obligations, any Loan Document or any other agreement or instrument whatsoever relating to any of the Guaranteed Obligations;

(ii) any disability or other defense with respect to any of the Guaranteed Obligations, including the effect of any statute of limitations, that may bar the enforcement thereof or the obligations of such Subsidiary Guarantor relating thereto;

(iii) the illegality, invalidity or unenforceability of any other guaranty of or insurance for any of the Guaranteed Obligations or any lack of perfection or continuing perfection or failure of the priority of any Lien on any collateral for any of the Guaranteed Obligations;

(iv) the cessation, for any cause whatsoever, of the liability of the Borrower or any Subsidiary Guarantor with respect to any of the Guaranteed Obligations;

(v) any failure of any of the First Lien Secured Parties to marshal assets, to exhaust any collateral for any of the Guaranteed Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against the Borrower or any other Person, or to take any action whatsoever to mitigate or reduce the liability of any Subsidiary Guarantor under this Agreement, the First Lien Secured Parties being under no obligation to take any such action notwithstanding the fact that any of the Guaranteed Obligations may be due and payable and that the Borrower may be in default of its obligations under any Loan Document;

(vi) any counterclaim, set-off or other claim which the Borrower or any Subsidiary Guarantor has or claims with respect to any of the Guaranteed Obligations;

(vii) any failure of any of the First Lien Secured Parties to file or enforce a claim in any bankruptcy, insolvency, reorganization or other proceeding with respect to any Person;

(viii) any bankruptcy, insolvency, reorganization, winding-up or adjustment of debts, or appointment of a custodian, liquidator or the like of it, or similar proceedings commenced by or against the Borrower or any other Person, including any discharge of, or bar, stay or injunction against collecting, any of the Guaranteed Obligations (or any interest on any of the Guaranteed Obligations) in or as a result of any such proceeding;

(ix) any action taken by any of the First Lien Secured Parties that is authorized by this Section 2.02 or otherwise in this Agreement or by any other provision of any Loan Document, or any omission to take any such action; or

(x) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

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(c) Waiver of Set-off and Counterclaim, Etc. To the fullest extent permitted by law, Each Subsidiary Guarantor expressly waives for the benefit of each of the First Lien Secured Parties; (i) any right of set-off and counterclaim with respect to payment of its obligations hereunder, and all diligence, presentment, demand for payment or performance, notice of nonpayment or nonperformance, protest, notice of protest, notice of dishonor and all other notices or demands whatsoever; (ii) any requirement that any of the First Lien Secured Parties exhaust any right, remedy, power or privilege or proceed against the Borrower under the Credit Agreement or any other Loan Document or any other agreement or instrument referred to herein or therein, or against any other Person; and (iii) all notices of acceptance of this Agreement or of the existence, creation, incurring or assumption of new or additional Guaranteed Obligations. Each Subsidiary Guarantor further expressly waives the benefit of any and all statutes of limitation, to the fullest extent permitted by applicable law.

(d) Other Waivers. To the fullest extent permitted by law, each Subsidiary Guarantor expressly waives for the benefit of each of the First Lien Secured Parties, any right to which it may be entitled:

(i) that the assets of the Borrower first be used, depleted and/or applied in satisfaction of the Guaranteed Obligations prior to any amounts being claimed from or paid by such Subsidiary Guarantor;

(ii) to require that the Borrower be sued and all claims against the Borrower be completed prior to an action or proceeding being initiated against such Subsidiary Guarantor; and

(iii) to have its obligations hereunder be divided among the Subsidiary Guarantors, such that each Subsidiary Guarantor’s obligation would be less than the full amount claimed.

         2.03 Reinstatement. The obligations of the Subsidiary Guarantors under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or any Subsidiary Guarantor in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy, insolvency or reorganization or otherwise. The Subsidiary Guarantors jointly and severally agree that they will indemnify the First Lien Secured Parties on demand for all reasonable costs and expenses (including fees of counsel) incurred by the First Lien Secured Parties in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         2.04 Subrogation. Until the Guaranteed Obligations shall have been Paid in Full, the Subsidiary Guarantors jointly and severally agree that they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 2.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. All rights and claims arising under this Section 2.04 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Subsidiary Guarantor as to any payment on account of the Guaranteed Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the prior payment in full in cash of the Guaranteed Obligations. Until the Guaranteed Obligations are Paid in Full, no Subsidiary Guarantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to

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any Subsidiary Guarantor in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the Person making such payment or distribution directly to the Administrative Agent, for application to the payment of the Guaranteed Obligations. If any such payment or distribution is received by any Subsidiary Guarantor, it shall be held by such Subsidiary Guarantor in trust, as trustee of an express trust for the benefit of the First Lien Secured Parties, and shall forthwith be transferred and delivered by such Subsidiary Guarantor to the Administrative Agent, in the exact form received and, if necessary, duly endorsed.

         2.05 Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Term B-1 Lenders, the obligations of the Borrower under the Credit Agreement may be declared to be forthwith due and payable as provided in Article 8.1 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article 8.1(f)(i) and (ii)) for purposes of Section 2.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower. The Subsidiary Guarantors also jointly and severally agree that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 2.01.

         2.06 Instrument for the Payment of Money. Each Subsidiary Guarantor acknowledges that the guarantee in this Section 2 constitutes an instrument for the payment of money. Each Subsidiary Guarantor consents and agrees that any First Lien Secured Party, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

         2.07 Continuing Guarantee. The guarantee in this Section 2 is a continuing guarantee and is a guaranty of payment and not merely of collection, and shall apply to all Guaranteed Obligations whenever arising.

         2.08 Rights of Contribution. As between themselves, the Subsidiary Guarantors agree that if any Subsidiary Guarantor shall become an Excess Funding Guarantor by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, then each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor’s Pro Rata Share (determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 2.08 shall be subordinate and subject in right of payment to the prior payment in full in cash of the obligations of such Subsidiary Guarantor under the other provisions of this Section 2. Such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until the Guaranteed Obligations are Paid in Full. For purposes of this Section 2.08, (i) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) “Pro Rata Share” means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair saleable value of all properties of such Subsidiary Guarantor (excluding any Shares of stock or other equity interest of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent,

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subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Subsidiary Guarantors hereunder and under the other Loan Documents) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

         2.09 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 2.01 would otherwise, taking into account the provisions of Section 2.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 2.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any First Lien Secured Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding. Each Subsidiary Guarantor agrees that the Guaranteed Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Subsidiary Guarantor under this Section 2.09 without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any First Lien Secured Party hereunder.

2.10 Payments. All payments by each Subsidiary Guarantor under this Agreement shall be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to the Administrative Agent’s account as provided in Section 2.18(d) of the Credit Agreement or as shall otherwise be specified by the Administrative Agent, free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes.

         Section 3. Representations and Warranties. Each Subsidiary Guarantor represents and warrants to the First Lien Collateral Agent for the benefit of itself and the other First Lien Secured Parties that:

3.01 Organizational Matters; Enforceability, Etc. Each Subsidiary Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The execution, delivery and performance of this Agreement, and the grant of the security interests pursuant hereto, (a) are within such Subsidiary Guarantor’s capacity and powers and have been duly authorized by all necessary corporate or other action, (b) do not require any consent or approval of, registration or filing with, or any other action by, any governmental authority or court, except for (i) such as have been obtained or made and are in full force and effect and (ii) filings and recordings in respect of the security interests created pursuant hereto, (c) will not violate any applicable law or regulation or the charter, bylaws, memorandum and articles of association or other organizational documents of such Subsidiary Guarantor or any order of any governmental authority or court binding on such Subsidiary Guarantor or its property, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Subsidiary Guarantor or any of its assets, or give rise to a right thereunder to require any payment to be made by any such person, and (e) except for the security interests created pursuant hereto, will not result in the creation or imposition of any lien, charge or encumbrance on any asset of such Subsidiary Guarantor. This Agreement has been duly executed and delivered by such Subsidiary Guarantor and constitutes, a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). None of the

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Subsidiary Guarantors is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

         3.02 Title. Such Subsidiary Guarantor is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 4 and no Lien exists upon the Collateral (and no right or option to acquire the same exists in favor of any other Person) other than (a) the security interest created or provided for herein, which security interest constitutes a valid first and prior perfected Lien on the Collateral, and (b) the Liens permitted by Section 7.3 of the Credit Agreement.

         3.04 Deposit Accounts, Securities Accounts and Commodity Accounts. Annex 1 sets forth a complete and correct list of all Deposit Accounts, Securities Accounts and Commodity Accounts of the Subsidiary Guarantors on the date hereof.

         Section 4. Collateral. As collateral security for the payment in full in cash when due (whether at stated maturity, by acceleration or otherwise) of the First Lien Obligations, each Subsidiary Guarantor hereby pledges and grants to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties as hereinafter provided a security interest in all of such Subsidiary Guarantor’s right, title and interest in, to and under the following property, in each case whether tangible or intangible, wherever located, and whether now owned by such Subsidiary Guarantor or hereafter acquired and whether now existing or hereafter coming into existence (all of the property described in this Section 4 being collectively referred to herein as “Collateral”):

(a) all Accounts, Receivables and Receivables Records;

(b) all As-Extracted Collateral;

(c) all Chattel Paper;

(d) all Deposit Accounts;

(e) all Documents;

(f) all Equipment;

(g) all Fixtures;

(h) all General Intangibles;

(i) all Goods not covered by the other clauses of this Section 4;

(j) the Pledged Shares;

(k) all Instruments, including all Promissory Notes;

(l) all Insurance;

(l) all Intellectual Property;

(m) all Inventory;

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(n) all Investment Property, including all Securities, all Securities Accounts and all Security Entitlements with respect thereto and Financial Assets carried therein, and all Commodity Accounts and Commodity Contracts;

(o) all Letter-of-Credit Rights;

(p) all Money, as defined in Section 1-201(24) of the NYUCC;

(q) all commercial tort claims, as defined in Section 9102(a)(13) of the NYUCC, arising out of the events described in Annex 2;

         (r) all other tangible and intangible personal property whatsoever of such Subsidiary Guarantor; and

         (s) all Proceeds of any of the Collateral, all Accessions to and substitutions and replacements for, any of the Collateral, and all offspring, rents, profits and products of any of the Collateral, and, to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers (including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Subsidiary Guarantor or any computer bureau or service company from time to time acting for such Subsidiary Guarantor),

        Notwithstanding anything in this Section 4, the security interest granted hereunder shall not cover, and the term "Collateral" shall not include, any “intent-to-use” application for registration of a trademark or service mark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law.

         Section 5. Further Assurances; Remedies. In furtherance of the grant of the security interest pursuant to Section 4, the Subsidiary Guarantors hereby jointly and severally agree with the First Lien Collateral Agent for the benefit of the First Lien Secured Parties as follows:

         5.01 Delivery and Other Perfection. Subject to the terms of the BrandCo Intercreditor Agreement, each Subsidiary Guarantor shall promptly from time to time give, execute, deliver, file, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, agreements, consents, Intellectual Property filings or other papers as may be necessary or, in the judgment of the First Lien Collateral Agent, at the direction of the Required Term B-1 Lenders, desirable to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto or to enable the First Lien Collateral Agent to exercise and enforce its rights hereunder with respect to such security interest. For the avoidance of doubt, the obligation under this Section 5.01 shall include the recordation of the security interests granted under this Agreement in the register of mortgages and charges of any Subsidiary Guarantor incorporated in the Cayman Islands. In addition and without limiting the foregoing, each Subsidiary Guarantor shall promptly from time to time enter into such control agreements, in form and substance reasonably acceptable to the First Lien Collateral Agent, at the direction of the Required Term B-1 Lenders, as may be required to perfect the security interest created hereby in any and all Deposit Accounts, and, subject to the BrandCo Intercreditor Agreement, will promptly furnish to the First Lien Collateral Agent true copies thereof;

        [Signature Page to First Lien BrandCo Guarantee and Security Agreement]

         5.02 Other Financing Statements or Control; Preservation of Rights.

         (a) Except as otherwise permitted under Section 7.3 of the Credit Agreement and the BrandCo Intercreditor Agreement, no Subsidiary Guarantor shall (i) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which the First Lien Collateral Agent is not named as the sole secured party for the benefit of the First Lien Secured Parties, or (ii) cause or permit any Person other than the First Lien Collateral Agent to have “control” (as defined in Section 9104, 9105, 9106 or 9107 of the NYUCC) of any Deposit Account, Electronic Chattel Paper, Investment Property or Letter-of-Credit Right constituting part of the Collateral.

         (b) The First Lien Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

         5.03 Preservation of Rights; No Conflicts.

         (a)  In the event of any conflict between the terms of the Credit Agreement and this Agreement, the terms of the Credit Agreement shall govern and control. In the event of any such conflict, each Subsidiary Guarantor may act (or omit to act) in accordance with the Credit Agreement, as applicable, and shall not be in breach, violation or default of its obligations hereunder by reason of doing so.

         (b) Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties pursuant to this Agreement are subject to the provisions of the BrandCo Intercreditor Agreement and (ii) the exercise of any right or remedy by the First Lien Collateral Agent hereunder or the application of proceeds of any Collateral are subject to the provisions of the BrandCo Intercreditor Agreement and, to the extent provided therein, the “First Lien Security Documents” (as defined in the BrandCo Intercreditor Agreement). In the event of any conflict between the terms of the BrandCo Intercreditor Agreement and this Agreement governing the priority of the security interests granted to the First Lien Collateral Agent or the exercise of any right or remedy, the terms of the BrandCo Intercreditor Agreement shall govern and control as among the First Lien Collateral Agent, on the one hand, and any other secured creditor (or agent therefor) party thereto, on the other hand. In the event of any such conflict, each Subsidiary Guarantor may act (or omit to act) in accordance with the BrandCo Intercreditor Agreement and shall not be in breach, violation or default of its obligations hereunder by reason of doing so.

         5.04 Special Collateral Provisions.

         (a) Pledged Collateral. So long as no Event of Default shall have occurred and be continuing, the Subsidiary Guarantors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Shares for all purposes not inconsistent with the terms of this Agreement, the Loan Documents or any other instrument or agreement referred to herein or therein. Notwithstanding the foregoing, the Subsidiary Guarantors jointly and severally agree that they will not vote the Pledged Shares in any manner that is inconsistent with the terms of this Agreement, the Loan Documents or any such other instrument or agreement, or in any manner adverse to the Term B-1 Lenders’ rights, remedies or interest in any of the Loan Documents. The First Lien Collateral Agent shall execute and deliver to the Subsidiary Guarantors or cause to be executed and delivered to the Subsidiary Guarantors all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Subsidiary Guarantors may reasonably request for the purpose of enabling the Subsidiary Guarantors to exercise the rights and powers that they are entitled to exercise pursuant to this Section 5.04(a). Unless and until an Event of Default shall have occurred and be continuing, the

        [Signature Page to First Lien BrandCo Guarantee and Security Agreement]

Subsidiary Guarantors shall be entitled to receive and retain any dividends, distributions or proceeds on the Pledged Shares paid in cash out of earned surplus. If an Event of Default shall have occurred and be continuing, whether or not the First Lien Secured Parties or any of them exercise any available right to declare any First Lien Obligations due and payable or seek or pursue any other relief or remedy available to them under applicable law or under this Agreement, the Loan Documents or any other agreement relating to such First Lien Obligation, all dividends and other distributions on the Pledged Shares shall be paid directly to the First Lien Collateral Agent and retained by it as part of the Collateral, subject to the terms of this Agreement and the BrandCo Intercreditor Agreement. Subject to the BrandCo Intercreditor Agreement, if the First Lien Collateral Agent shall so request in writing at the direction of the Required Term B-1 Lenders, the Subsidiary Guarantors jointly and severally agree to execute and deliver to the First Lien Collateral Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the First Lien Collateral Agent shall, upon request of the Subsidiary Guarantors (except to the extent theretofore applied to the First Lien Obligations), be returned by the First Lien Collateral Agent to the Subsidiary Guarantors. Each Subsidiary Guarantor expressly authorizes and instructs each issuer of any Pledged Shares pledged hereunder to (i) comply with any instruction received by it from the First Lien Collateral Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Subsidiary Guarantor, and such Subsidiary Guarantor agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby or as set forth in the BrandCo Intercreditor Agreement, pay any dividend or other payment with respect to the Pledged Shares directly to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties.

(b) Intellectual Property. For the purpose of enabling the First Lien Collateral Agent to exercise its rights and remedies hereunder at such time as the First Lien Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Subsidiary Guarantor hereby grants to the First Lien Collateral Agent, to the extent such Subsidiary Guarantor has the right to do so, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Subsidiary Guarantor) to use, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Subsidiary Guarantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof. Subject to the BrandCo Intercreditor Agreement, the use of such license by the First Lien Collateral Agent may be exercised, at the option of the First Lien Collateral Agent, solely upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the First Lien Collateral Agent during the continuation of an Event of Default in accordance herewith shall be binding upon the Subsidiary Guarantor notwithstanding any subsequent cure of an Event of Default. Notwithstanding anything contained herein to the contrary, but subject to the provisions of the Credit Agreement that limit the rights of the Subsidiary Guarantors to dispose of their property, so long as no Event of Default shall have occurred and be continuing, the Subsidiary Guarantors will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Subsidiary Guarantors. In furtherance of the foregoing, so long as no Default or Event of Default shall have occurred and be continuing, the First Lien Collateral Agent shall from time to time, upon the reasonable request of the respective Subsidiary Guarantor, execute and deliver any instruments, certificates or other documents, in the form so requested, that such Subsidiary Guarantor shall have certified are appropriate in its judgment to allow it to take any action permitted above (including relinquishment of the license provided pursuant to this clause as to any specific Intellectual Property). Further, upon the payment in full in cash of all of the First Lien Obligations (other than contingent or indemnification obligations not then due) and cancellation or termination of all Commitments or earlier expiration of this Agreement or release of the Collateral, the licenses granted shall automatically terminate.

        [Signature Page to First Lien BrandCo Guarantee and Security Agreement]

         5.05 Remedies.

         (a) Rights and Remedies Generally upon Default. If an Event of Default shall have occurred and is continuing, subject to the BrandCo Intercreditor Agreement, the First Lien Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the First Lien Collateral Agent were the sole and absolute owner thereof (and each Subsidiary Guarantor agrees to take all such action as may be appropriate to give effect to such right); and without limiting the foregoing:

(i) the First Lien Collateral Agent in its discretion, at the direction of the Required Term B-1 Lenders, may, in its name or in the name of any Subsidiary Guarantor or otherwise, demand, sue for, collect or receive any money or other property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

(ii) the First Lien Collateral Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(iii) the First Lien Collateral Agent may require the Subsidiary Guarantors to notify (and each Subsidiary Guarantor hereby authorizes the First Lien Collateral Agent to so notify) each account debtor in respect of any Account, Chattel Paper or General Intangible, and each obligor on any Instrument, constituting part of the Collateral that such Collateral has been assigned to the First Lien Collateral Agent hereunder, and to instruct that any payments due or to become due in respect of such Collateral shall be made directly to the First Lien Collateral Agent or as it may direct; or

         (iv) Subject to the BrandCo Intercreditor Agreement, the Administrative Agent may sell, lease, assign or otherwise dispose of all or any part of the Collateral, at such place or places as the First Lien Collateral Agent deems best, at the direction of the Required Term B-1 Lenders, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required by applicable statute and cannot be waived), and the First Lien Collateral Agent or any other First Lien Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Subsidiary Guarantors, any such demand, notice and right or equity being hereby expressly waived and released. The First Lien Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

(b) Notice. The Subsidiary Guarantors agree that to the extent the First Lien Collateral Agent is required by applicable law to give reasonable prior notice of any sale or other disposition of any Collateral, ten Business Days’ notice shall be deemed to constitute reasonable prior notice.

        [Signature Page to First Lien BrandCo Guarantee and Security Agreement]

         5.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to this Agreement are insufficient to cover the costs and expenses of such realization and to cause the First Lien Obligations to be Paid in Full, the Subsidiary Guarantors shall remain liable for any deficiency.

         5.07 Locations; Names, Etc. Without at least 10 days’ prior written notice to the First Lien Collateral Agent, no Subsidiary Guarantor shall (i) change its location (as defined in Section 9307 of the NYUCC) or (ii) change its name from the name shown as its current legal name on Annex 1.

         5.08 Private Sale. The First Lien Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to this Agreement conducted in a commercially reasonable manner. Each Subsidiary Guarantor hereby waives any claims against the First Lien Secured Parties arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the First Lien Obligations, even if the First Lien Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

         5.09 Application of Proceeds. Subject to the BrandCo Intercreditor Agreement, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto shall be applied by the First Lien Collateral Agent:

         First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out of pocket costs and expenses of the First Lien Collateral Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the First Lien Collateral Agent in connection therewith, and to the payment of all other incurred and unpaid out-of-pocket fees and expenses of, and indemnities owed to, the Agents, in each case, payable under the Loan Documents;

         Next, to the First Lien Obligations until they are Paid in Full, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the First Lien Secured Parties holding the same may otherwise agree;

         Next, any balance of such Proceeds remaining after the First Lien Obligations shall have been Paid in Full, to the Collateral Agents, in accordance with the BrandCo Intercreditor Agreement; and

         Finally, to the payment to the respective Subsidiary Guarantor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

         5.10 AttorneyinFact. Without limiting any rights or powers granted by this Agreement to the First Lien Collateral Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the First Lien Collateral Agent is appointed the attorneyinfact of each Subsidiary Guarantor for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the First Lien Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorneyinfact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the First Lien Collateral Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the First Lien Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Subsidiary Guarantor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. The actions of the First Lien Collateral Agent hereunder are subject to the provisions of the Credit Agreement (including the rights, protections, privileges, benefits, indemnities and immunities, which are incorporated herein mutatis mutandis, as if a part hereof) and the

        [Signature Page to First Lien BrandCo Guarantee and Security Agreement]

BrandCo Intercreditor Agreement. The First Lien Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Collateral), in accordance with this Agreement, the Credit Agreement and the BrandCo Intercreditor Agreement. The First Lien Collateral Agent may employ agents and attorneys-in-fact in connection herewith in accordance with the Credit Agreement and the BrandCo Intercreditor Agreement. The First Lien Collateral Agent may resign and a successor First Lien Collateral Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the First Lien Collateral Agent by a successor First Lien Collateral Agent, that permitted successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring First Lien Collateral Agent under this Agreement, and the retiring First Lien Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement from and after the exact time of such discharge. After any retiring First Lien Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the First Lien Collateral Agent. Notwithstanding anything in this Agreement to the contrary and unless otherwise provided in the BrandCo Intercreditor Agreement, the First Lien Collateral Agent shall act or refrain from acting with respect to any Collateral or any occasion requiring or permitting an approval, consent, discretion, waiver, election or other action on the part of the First Lien Collateral Agent only on the written instructions and at the written direction of the holders of a majority of the aggregate principal amount of the Obligations then outstanding; provided that the First Lien Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the First Lien Collateral Agent or the Administrative Agent to liability or that is contrary to the Loan Documents or applicable laws.

         5.11 Duty of Administrative Agent. To the extent permitted by law, the First Lien Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the NYUCC or otherwise, shall be to deal with it in the same manner as the First Lien Collateral Agent deals with similar property for its own account. The First Lien Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the First Lien Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the First Lien Collateral Agent nor any of the other First Lien Secured Parties shall have responsibility for, without limitation, (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities that constitute Collateral, whether or not the First Lien Collateral Agent or any other First Lien Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any Person with respect to any Collateral. None of the First Lien Collateral Agent, any other First Lien Secured Party or any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Subsidiary Guarantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The First Lien Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Security Agreement and its duties hereunder, upon advice of counsel selected by it. The powers conferred on the First Lien Collateral Agent and the other First Lien Secured Parties hereunder are solely to protect the First Lien Collateral Agent’s and the other First Lien Secured Parties’ interests in the Collateral and shall not impose any duty upon the First Lien Collateral Agent or any other First Lien Secured Party to exercise any such powers. The First Lien Collateral Agent and the other First Lien Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Subsidiary Guarantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of their directors, officers, employees or agents.

        [Signature Page to First Lien BrandCo Guarantee and Security Agreement]

         5.12 Perfection and Recordation. Each Subsidiary Guarantor authorizes the First Lien Collateral Agent to file (a) Uniform Commercial Code financing statements describing the Collateral as “all assets” or “all personal property and fixtures” of such Subsidiary Guarantor (provided that no such description shall be deemed to modify the description of Collateral set forth in Section 4) and (b) any customary trademark security agreement, patent security agreement or copyright security agreement required in order to perfect any Lien in any Intellectual Property.

         5.13 Termination. When all First Lien Obligations shall have been Paid in Full, this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the First Lien Collateral Agent and each Subsidiary Guarantor hereunder shall terminate. In the event of any such termination, the First Lien Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Subsidiary Guarantor and to be released. At the expense of such Subsidiary Guarantor, the First Lien Collateral Agent shall also execute and deliver to the respective Subsidiary Guarantor upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the respective Subsidiary Guarantor to effect the termination and release of the Liens on the Collateral as required by this Section 5.13. This Section 5.13 shall be subject to the BrandCo Intercreditor Agreement.

         5.14 Authority of First Lien Collateral Agent. Each Subsidiary Guarantor acknowledges that the rights and responsibilities of the First Lien Collateral Agent under this Agreement with respect to any action taken by the First Lien Collateral Agent or the exercise or non-exercise by the First Lien Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the First Lien Collateral Agent and the other First Lien Secured Parties, be governed by the Credit Agreement, the BrandCo Intercreditor Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the First Lien Collateral Agent and the Subsidiary Guarantors, the First Lien Collateral Agent shall be conclusively presumed to be acting as agent for the Administrative Agent and the other First Lien Secured Parties with full and valid authority so to act or refrain from acting, and no Subsidiary Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

         5.15 Expenses; Indemnification.

(a) Each Subsidiary Guarantor agrees to pay, and to hold the Administrative Agent, the First Lien Collateral Agent and the other First Lien Secured Parties harmless from, any and all out-of-pocket liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

(b) The agreements in this Section 5.15 shall survive repayment of the First Lien Obligations and all other amounts payable under the Credit Agreement and, the other Loan Documents.

         Section 6. Miscellaneous.

         6.01 Notices. All notices, requests, consents and demands hereunder shall be in writing and delivered to the intended recipient at its “Address for Notices” specified beneath its name on the signature pages hereto or, as to any party, at such other address as shall be designated by such party in

        [Signature Page to First Lien BrandCo Guarantee and Security Agreement]

a notice to each other party or, in the case of the First Lien Collateral Agent, pursuant to Section 10.2 of the Credit Agreement. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

         6.02 No Waiver. No failure on the part of any First Lien Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof. Nor shall any single or partial exercise by any First Lien Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

         6.03 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only in accordance with Section 10.1 of the Credit Agreement. Any such amendment or waiver shall be binding upon the First Lien Secured Parties and each Subsidiary Guarantor.

         6.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Subsidiary Guarantor and the First Lien Secured Parties (provided that no Subsidiary Guarantor shall assign or transfer its rights or obligations hereunder without the prior written consent of the First Lien Collateral Agent).

         6.05 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         6.06  Governing Law; Submission to Jurisdiction; Etc. This Agreement and any right, remedy, obligation, claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of law principles that would lead to the application of laws other than the law of the State of New York. Each Subsidiary Guarantor irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any Loan Document to which such Subsidiary Guarantor is a party, or for recognition or enforcement of any judgment. Each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any First Lien Secured Party or Administrative Agent may otherwise have to bring any action or proceeding relating to this Agreement against any Subsidiary Guarantor or its properties in the courts of any jurisdiction. To the fullest extent it may legally and effectively do so, each Subsidiary Guarantor irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. To the fullest extent permitted by law, each of the parties hereto irrevocably waives the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

6.07 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES, ANY RIGHT IT MAY HAVE TO A TRIAL

        [Signature Page to First Lien BrandCo Guarantee and Security Agreement]

BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO: (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         6.08 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         6.09 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the First Lien Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

        [Signature Page to First Lien BrandCo Guarantee and Security Agreement]

         IN WITNESS WHEREOF, the parties hereto have caused this First Lien BrandCo Guarantee and Security Agreement to be duly executed and delivered as of the day and year first above written.

SUBSIDIARY GUARANTORS

EXECUTED as a DEED by Beautyge I:

By  _/s/ Michael T.Sheehan_______________________
Name: Michael T. Sheehan
Title: Director

BEAUTYGE II, LLC
BRANDCO ALMAY 2020 LLC
BRANDCO CHARLIE 2020 LLC
BRANDCO CND 2020 LLC
BRANDCO CURVE 2020 LLC
BRANDCO ELIZABETH ARDEN 2020 LLC
BRANDCO GIORGIO BEVERLY HILLS 2020 LLC
BRANDCO HALSTON 2020 LLC
BRANDCO JEAN NATE 2020 LLC
BRANDCO MITCHUM 2020 LLC
BRANDCO MULTICULTURAL GROUP 2020 LLC
BRANDCO PS 2020 LLC
BRANDCO WHITE SHOULDERS 2020 LLC

each as a Pledgor

By _/s/ Michael T.Sheehan_______________________
Name: Michael T. Sheehan
Title: Vice President and Secretary

        [Signature Page to First Lien BrandCo Guarantee and Security Agreement]

JEFFERIES FINANCE LLC,
as Administrative Agent and First Lien Collateral Agent

By:  __/s/ Brian Buoye______________________
Name: Brian Buoye
Title: Managing Director

        [Signature Page to First Lien BrandCo Guarantee and Security Agreement]

        ANNEX 1

LIST OF DEPOSIT ACCOUNTS, AND SECURITIES ACCOUNTS AND COMMODITY ACCOUNTS

Deposit Accounts: NONE

Securities Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name
Beautyge II, LLC	Wilmington Trust, National Association	[redacted]	Beautyge II, LLC

Commodity Accounts: NONE

LEGAL_US_E # 147951493.6

Execution Version
ANNEX 2

COMMERCIAL TORT CLAIMS

None.

        First Lien BrandCo Guarantee and Security Agreement
LEGAL_US_E # 147951493.6